Exhibit 4.13

Supplementary Agreement II to the Sublicense Agreement

This Supplementary Agreement II to the Sublicense Agreement (“this Supplementary Agreement”) is entered into by and between the following parties on May 9, 2022 (“Effective Date” of this Supplementary Agreement) in Shanghai, the People’s Republic of China:

1.
I-MAB BIOPHARMA HONGKONG LIMITED, a company duly organized and existing under the laws of Hong Kong, China (“I-Mab Hong Kong”); and

2.
TJ Biopharma (Hangzhou) Co., Ltd., a limited liability company duly organized and existing in accordance with the laws of the People’s Republic of China (“TJBio Hangzhou”).

Each party is referred to individually as a “Party” and collectively as the “Parties” in this Supplementary Agreement.

Whereas:

1.
I-Mab, the Cayman Islands parent company of I-Mab Hong Kong, entered into a LICENSE AND SUBLICENSE AGREEMENT with Ferring International Center SA (“Ferring Pharmaceuticals”) on November 4, 2016 (including its subsequently amended versions, hereinafter referred to as the “Transfer and License Agreement”). According to the Transfer and License Agreement, I-Mab obtained the exclusive license from Ferring Pharmaceuticals for the development and commercialization of its FE301 product (internally designated by I-Mab as TJ301 product) in the regions of China (including Hong Kong, Macau, and Taiwan) and South Korea (“Licensed Territories”);

2.
I-Mab entered into an Assignment Agreement with I-Mab Hong Kong on July 5, 2018, pursuant to which I-Mab exclusively granted I-Mab Hong Kong the rights to develop and commercialize the TJ301 product in the Licensed Territories. Subsequently, I-Mab Hong Kong and TJBio Hangzhou entered into a Sublicense Agreement (“Sublicense Agreement”) on September 15, 2020, through which I-Mab Hong Kong exclusively granted TJBio Hangzhou the aforementioned development and commercialization rights;

3.
I-Mab Hong Kong and TJBio Hangzhou entered into a Supplementary Agreement to the Sublicense Agreement on December 6, 2021 (collectively referred to as the “Original Agreement” together with the Sublicense Agreement), which explicitly clarifies the sublicensing arrangements under the Sublicense Agreement and matters related to payment terms therein;

4.
Based on the friendly negotiations between the Parties, the Parties intend to further clarify certain matters set forth in the Original Agreement.

Therefore, in accordance with the provisions of the Civil Code of the People's Republic of China and other relevant laws and regulations, and based on the principles of equality and mutual benefit, the Parties have, through friendly consultations, reached this Supplementary Agreement as follows:

Clause 1
Definition.

1.
“Affiliate”, with respect to an entity, means (1) an entity that controls, jointly controls, or exerts significant influence over such entity; (2) an entity that is controlled, jointly controlled, or subject to significant influence by such entity; or (3) an entity that is under the control, joint control, or significant influence of the same party as such entity; “Control”, with respect to an entity, means the direct or indirect ownership of more than 50% of the equity, interests, or voting rights in the entity, or the authority to appoint or direct the management of the entity, or the authority to appoint or elect more than half of the board of directors of the entity, or the ability to directly or indirectly influence the operations and policies of the

Exhibit 4.13

entity through the ownership of voting securities, agreements, trusts, or other forms of arrangement. To avoid ambiguity, for the purpose of this Supplementary Agreement, I-Mab and I-Mab Hong Kong shall not be regarded as an affiliate of TJBio Hangzhou, and TJBio Hangzhou shall not be regarded as an affiliate of I-Mab or I-Mab Hong Kong.

2.
“TJBio Hangzhou Inventions and Know-How” means the intellectual property conceived, discovered, developed, or generated by TJBio Hangzhou and its affiliates in the process of development (including marketing approval and application), production, and commercialization (including the use of the WuXi Cell Line for such purposes) of the TJ301 compound/product within the Licensed Territories, including but not limited to: (1) all patent rights, proprietary technologies, Know-How (as defined in Clause 1.28 of the Transfer and License Agreement), technical information, clinical data, and CMC data, etc.; (2) improvements to I-MAB Intellectual Property; and (3) improvements to the WuXi Cell Line, etc.

3.
I-MAB Intellectual Property means intellectual property (1) conceived, discovered, developed, or generated by I-Mab and its affiliates in the process of development (including marketing approval and application), production, and commercialization (including the use of the WuXi Cell Line for such purposes) of the TJ301 compound/product within the Licensed Territories, including but not limited to patents and proprietary technologies; (2) derived from improvements to any Ferring Intellectual Property, Licensed Know-How, and Sublicense Intellectual Property as described in the Transfer and License Agreement; and (3) derived from improvements to the WuXi Cell Line, etc.

4.
“TJBio Hangzhou Intellectual Property” means both I-MAB Intellectual Property and TJBio Hangzhou Inventions and Know-How, all of which are owned by TJBio Hangzhou.

5.
“I-MAB Overseas Intellectual Property” includes intellectual property conceived, discovered, developed, or generated by I-Mab, I-Mab Hong Kong, and their affiliates in the process of development (including marketing approval and application), production, and commercialization of the TJ301 compound/product outside the Licensed Territories, as well as during the use of the WuXi Cell Line, consisting of (1) intellectual property including but not limited to patents and proprietary technologies; (2) intellectual property derived from improvements to any Ferring Intellectual Property, Licensed Know-How, and Sublicense Intellectual Property as described in the Transfer and License Agreement; and (3) intellectual property derived from improvements to the WuXi Cell Line, etc.

Clause 2
The Parties hereby acknowledge that the I-MAB Overseas Intellectual Property belongs to I-Mab Hong Kong and its affiliates. In accordance with the terms of the Original Agreement, I-Mab Hong Kong hereby grants TJBio Hangzhou a royalty-free, multi-tier sublicensable, exclusive license to use the I-MAB Overseas Intellectual Property within the Licensed Territories solely for the purpose of the development (including marketing approval and application), production, and commercialization of the TJ301 compound/product. The license scope and conditions for TJBio Hangzhou to use the I-MAB Overseas Intellectual Property shall be consistent with the scope and conditions set forth in the Transfer and License Agreement for the Ferring Intellectual Property, Licensed Know-How, and Sublicense Intellectual Property.

Clause 3
The Parties hereby acknowledge that I-Mab and WuXi Biologics (Hong Kong) Limited (“WuXi”) entered into a Biologics Master Services Agreement on February 8, 2017, and a Cell Line License Agreement on March 1, 2019 (collectively referred to as the “WuXi Agreements”). In accordance with the terms of the WuXi Agreements, WuXi developed a novel cell line for the production of the TJ301 product (“WuXi Cell Line”) and granted I-Mab the right to use the WuXi Cell Line in the development, production, and commercialization of the TJ301 product.

Clause 4
I-Mab Hong Kong hereby grants TJBio Hangzhou an exclusive license, permitting TJBio Hangzhou to use the WuXi Cell Line and related intellectual property for the purpose of the development, production, and commercialization of the TJ301 product in the Licensed Territories, in accordance with the terms of the Transfer and License Agreement and the relevant provisions of the WuXi Agreements. If TJBio Hangzhou’s use of the WuXi Cell

Exhibit 4.13

Line results in I-Mab Hong Kong or I-Mab being required to pay any Royalty under Clause 5 (Cell Line Royalties) of the Cell Line License Agreement to WuXi, TJBio Hangzhou shall compensate I-Mab Hong Kong or I-Mab for the full amount of such Royalty.

Clause 5
TJBio Hangzhou hereby grants I-Mab Hong Kong the following license:

(1)
Unless I-Mab Hong Kong obtains the rights to develop or commercialize the TJ301 product in any region outside the Licensed Territories, the license shall only include: (i) a non-exclusive license, which only permits I-Mab Hong Kong to sublicense to I-Mab, and only permits I-Mab to sublicense to Ferring Pharmaceuticals and Ferring Pharmaceuticals’ sublicensees a non-exclusive license, allowing Ferring Pharmaceuticals and Ferring Pharmaceuticals’ sublicensees to use the TJBio Hangzhou Intellectual Property for the development (including marketing approval and application), production, and commercialization of any non-TJ301 product worldwide, in accordance with the terms of the Transfer and License Agreement; and (ii) an exclusive license, which only permits I-Mab Hong Kong to sublicense to I-Mab, and only permits I-Mab to sublicense to Ferring Pharmaceuticals and Ferring Pharmaceuticals’ sublicensees an exclusive license, allowing Ferring Pharmaceuticals and Ferring Pharmaceuticals’ sublicensees to use the TJBio Hangzhou Intellectual Property for the development (including marketing approval and application), production, and commercialization of the TJ301 product in all regions outside the Licensed Territories. To avoid ambiguity, the above license does not allow I-Mab Hong Kong, I-Mab, or any of their affiliates to use the TJBio Hangzhou Intellectual Property for any development (including marketing approval and application), production, and commercialization activities in any region (except for the circumstances permitted under Item (2) of Clause 5), nor does it permit I-Mab Hong Kong or I-Mab to sublicense the aforementioned rights to the affiliates of I-Mab or third parties, other than Ferring Pharmaceuticals or any sublicensees of Ferring Pharmaceuticals.

(2)
Once I-Mab Hong Kong obtains the rights to develop or commercialize the TJ301 product in any region outside the Licensed Territories, the license shall only include: (i) a non-exclusive license, which only permits I-Mab Hong Kong to sublicense such rights to I-Mab, and only permits I-Mab to sublicense such rights to Ferring Pharmaceuticals and its sublicensees under a non-exclusive license, allowing Ferring Pharmaceuticals and Ferring Pharmaceuticals’ sublicensees to use the TJBio Hangzhou Intellectual Property globally for the development (including marketing approval and application), production, and commercialization of any non-TJ301 product, in accordance with the terms of the Transfer and License Agreement; and (ii) an exclusive license, which permits I-Mab Hong Kong to use the TJBio Hangzhou Intellectual Property for the development (including marketing approval and application), production, and commercialization of the TJ301 product in the aforementioned region outside the Licensed Territories, and further permits I-Mab Hong Kong to sublicense such rights to I-Mab, the affiliates of I-Mab Hong Kong or I-Mab, Ferring Pharmaceuticals, and Ferring Pharmaceuticals’ sublicensees.

Clause 6
Under the aforementioned applicable conditions of Clause 5, TJBio Hangzhou shall use reasonable commercial efforts to disclose and provide all TJBio Hangzhou Intellectual Property to I-Mab Hong Kong, and to offer reasonable technical support (including providing relevant documentation and addressing reasonable inquiries) to I-Mab Hong Kong and its sublicensees, in order to ensure that I-Mab Hong Kong and its sublicensees can utilize the TJBio Hangzhou Intellectual Property in accordance with the above license under Clause 5. If such technology transfer or technical support incurs additional costs for TJBio Hangzhou, a separate agreement shall be entered into between TJBio Hangzhou and I-Mab Hong Kong (or Ferring Pharmaceuticals), stipulating that I-Mab Hong Kong (or Ferring Pharmaceuticals) shall reimburse TJBio Hangzhou for the associated FTE and related costs incurred.

Exhibit 4.13

Clause 7
Subject to the applicable conditions under Item (2) of Clause 5 above, I-Mab Hong Kong shall itself, and shall ensure that I-Mab, the affiliates of I-Mab Hong Kong or I-Mab, and its sublicensees (including Ferring Pharmaceuticals): (1) make reasonable arrangements for the use of TJBio Hangzhou Intellectual Property; if it is necessary to use TJBio Hangzhou Intellectual Property beyond the scope of the aforementioned agreement under Clause 5, prior written consent from TJBio Hangzhou shall be obtained; (2) if I-Mab Hong Kong, I-Mab, the affiliates of I-Mab Hong Kong or I-Mab, or its sublicensees make any reasonable modifications or improvements to TJBio Hangzhou Intellectual Property during its use, they shall grant TJBio Hangzhou a royalty-free, multi-tier sublicensable, exclusive license to use such modifications or improvements for the development, production, and commercialization of the TJ301 product within the Licensed Territories; (3) for clinical and commercial drug supply, if I-Mab Hong Kong, I-Mab, the affiliates of I-Mab Hong Kong or I-Mab, or its sublicensees (including Ferring Pharmaceuticals) negotiate and enter into agreements with any third-party CMO/CDMO (including but not limited to WuXi and its affiliates) for drug supply arrangements, TJBio Hangzhou shall have the right of first negotiation with I-Mab Hong Kong, I-Mab, the affiliates of I-Mab Hong Kong or I-Mab, or its sublicensees (including Ferring Pharmaceuticals) for drug supply production matters, provided that TJBio Hangzhou meets the same supply conditions and standards as other CMO/CDMOs.

Clause 8
Subject to the applicable conditions of Clause 5 above, I-Mab Hong Kong shall make reasonable arrangements and enter into relevant agreements with Ferring Pharmaceuticals to stipulate that: (1) Ferring Pharmaceuticals and its sublicensees shall not use TJBio Hangzhou Intellectual Property beyond the scope of the aforementioned agreement under Clause 5; if it is necessary to use TJBio Hangzhou Intellectual Property beyond the scope of the aforementioned agreement under Clause 5, prior written consent from TJBio Hangzhou shall be obtained; (2) if Ferring Pharmaceuticals and its sublicensees make any reasonable modifications or improvements to TJBio Hangzhou Intellectual Property during its use, they shall grant TJBio Hangzhou a royalty-free (except for fees payable under the Transfer and License Agreement), multi-tier sublicensable, exclusive license to use such modifications or improvements for the development, production, and commercialization of the TJ301 product within the Licensed Territories; (3) for clinical and commercial drug supply, if Ferring Pharmaceuticals and its sublicensees negotiate and enter into agreements with any third-party CMO/CDMO (including but not limited to WuXi and its affiliates) for drug supply arrangements, TJBio Hangzhou shall have the right of first negotiation with Ferring Pharmaceuticals and its sublicensees for drug supply production matters, provided that TJBio Hangzhou meets the same supply conditions and standards as other CMO/CDMOs.

Clause 9
Based on the efforts and contributions made by I-Mab Hong Kong and its affiliates, as well as TJBio Hangzhou and its affiliates to the above-mentioned I-MAB Intellectual Property and TJBio Hangzhou Intellectual Property, I-Mab Hong Kong shall negotiate with Ferring Pharmaceuticals to ensure that Ferring Pharmaceuticals provides fair compensation to I-Mab Hong Kong and its affiliates, as well as TJBio Hangzhou and its affiliates. The Parties agree that: (1) I-Mab Hong Kong shall coordinate with Ferring Pharmaceuticals to provide 17 bottles of TJ301 DS for TJBio Hangzhou’s free use; (2) within 30 days after I-Mab Hong Kong receives the first milestone payment from Ferring Pharmaceuticals, it shall pay TJBio Hangzhou the amount of US $2,750,000.00 (in words: Two million seven hundred and fifty thousand US dollars only). If I-Mab Hong Kong obtains additional benefits or income thereafter, the distribution of such benefits or income shall be separately negotiated between I-Mab Hong Kong and TJBio Hangzhou.

Clause 10
The Parties acknowledge that, as of the date of signing this Supplementary Agreement, there are no actual or potential disputes or controversies between the Parties regarding the signing and performance of the Original Agreement.

Clause 11
The Original Agreement and this Supplementary Agreement shall be governed by and interpreted in accordance with the laws of the People’s Republic of China.

Exhibit 4.13

Clause 12
If any dispute arises between the Parties in connection with the signing or performance of the Original Agreement or this Supplementary Agreement, the Parties shall resolve it through friendly negotiations; if no agreement is reached through negotiations, either party may submit the dispute to the Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules effective at the time of applying for arbitration. The arbitration award shall be final and binding on both parties. The place of arbitration shall be Shanghai.

Clause 13
This Supplementary Agreement constitutes an inseparable part of the Original Agreement and shall have the same legal effect as the Original Agreement. In the event of any inconsistency between the provisions of this Supplementary Agreement and the Original Agreement, the provisions of this Supplementary Agreement shall prevail; matters not stipulated in this Supplementary Agreement shall continue to be governed by the relevant provisions of the Original Agreement.

Clause 14
This Supplementary Agreement shall come into effect as of its Effective Date starting from the date of signature by the Parties. This Supplementary Agreement shall have two (2) counterparts, with each Party holding one (1) original, both with the same legal effect.

[The remainder is intentionally left blank.]

Exhibit 4.13

In witness whereof, the Parties have caused their duly authorized representatives to execute this Supplementary Agreement II to the Sublicense Agreement as of the date first written above, as a token of their agreement.

I-MAB BIOPHARMA HONGKONG LIMITED

Signature: Name: Title

Exhibit 4.13

In witness whereof, the Parties have caused their duly authorized representatives to execute this Supplementary Agreement II to the Sublicense Agreement as of the date first written above, as a token of their agreement.

TJ Biopharma (Hangzhou) Co., Ltd. (Official seal)

Signature: Name: Title